Celsius Holdings Reports First Quarter 2024 Financial Results
Record first quarter revenue of $355.7 million, up 37% year over year
Record first quarter gross profit of $182.2 million, up 60% year over year
First quarter diluted EPS of $0.27, up 108% year over year

BOCA RATON, Fla., May 07, 2024 -— Celsius Holdings, Inc. (Nasdaq: CELH), maker of CELSIUS®, the premium lifestyle energy drink formulated to power active lifestyles with ESSENTIAL ENERGY™, today reported record first quarter 2024 financial results.

Summary Financials	1Q 2024	1Q 2023	Change
(Millions except for percentages and EPS)
Revenue	$355.7	$259.9	37%
N. America	$339.5	$248.6	37%
International	$16.2	$11.3	43%
Gross Margin	51.2%	43.8%	+740 BPS
Net Income	$77.8	$41.2	89%
Net Income att. to Common Shareholders	$64.8	$31.5	106%
Diluted EPS	$0.27	$0.13	108%
Adjusted EBITDA*	$88.0	$48.7	81%
John Fieldly, Chairman and CEO of Celsius Holdings, Inc., said: “Celsius reported its best first quarter ever driving record revenue and contributing 47%1 of the quarterly year-over-year growth in the energy drink category. Our category share of 11.5 percent as of April 142 reflects the early impact of shelf space gains that we are earning from company-record and ongoing retailer resets, which we believe will serve as a flywheel for our continued growth. Celsius product innovation this year has delighted consumers with the most refreshing products we’ve ever created.”
Jarrod Langhans, Chief Financial Officer of Celsius Holdings, Inc., said: “Celsius’ first quarter revenue of $356 million and year-over-year growth of 37 percent is a record, despite changes in days on hand inventory by our largest customer. Our solid 51 percent first quarter gross margin reflects a balanced and disciplined approach to leveraging while simultaneously building the business and expanding globally, as well as an accelerated benefit from raw materials pricing and reduced freight costs.”

*The company reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”), but management believes that disclosure of Adjusted EBITDA, a non-GAAP financial measure that management uses to assess our performance, may provide users with additional insights into operating performance. Please see “Use of Non-GAAP Measures” and reconciliations of this non-GAAP measure to the most directly comparable GAAP measure, both of which can be found below.

1 Circana Total US MULOC L13W Ended 3/31/24, RTD Energy
2 Circana Total US MULOC L4W Ended 4/14/24, RTD Energy

FINANCIAL HIGHLIGHTS FOR THE FIRST QUARTER 2024
Revenue for the first quarter increased 37% to $355.7 million compared to $259.9 million for the prior-year period, driven primarily by the North American business and the company’s success in sustaining consumer demand growth, delivering unique innovation and overall channel growth, offset in part by inventory movements within our largest distributor where first quarter 2024 inventory days on hand declined versus the fourth quarter resulting in an approximate $20 million impact, while first quarter 2023 revenue benefited from an inventory buildup of approximately $25 million. Ongoing inventory fluctuations may be expected in subsequent quarters because our largest distributor constituted 62% of our total North American sales during the first quarter of 2024. However, retail sales of Celsius in total U.S. MULOC grew by 72.1% in the first quarter of 2024 year over year3, and subsequent-period sales show ongoing consumer demand, as reported by Circana for the period ended April 21, 2024, (L1W +48.8% YoY; L4W +51.0% YoY; YTD +67.2% YoY)4. Revenue from U.S. and Canadian sales are reported together as North America.

International sales of $16.2 million increased 43% from $11.3 million for the prior-year period, driven by ongoing velocity improvements and product launches.

Gross profit for the first quarter of 2024 increased 60% to $182.2 million compared to $113.8 million for the prior-year quarter. Gross profit as a percentage of revenue was 51% for the three months ended March 31, 2024, up from 44% for the prior-year period, as a result of lower freight and materials costs.

Diluted earnings per share for the first quarter increased 108% to $0.27 compared to $0.13 for the prior-year period, driven by improvements in gross margin and leverage across SG&A.

BUSINESS OPERATIONS & COMPANY HIGHLIGHTS
Share Growth
Celsius held an 11.5% share in the energy drink category in total U.S. MULOC for the last four weeks ended April 14, 2024, – a one-point increase over the prior quarter and approximately four points higher than one year ago5. This share performance delivered quarter-over-quarter sales growth for Celsius of 9.6% during a period when the
3 Circana Total US MULOC L13W ended 3/31/24, RTD Energy
4 Circana Total US MULOC ended 4/21/24, RTD Energy
5 Circana Total US MULOC L4W ended 4/14/24, RTD Energy

energy category declined 0.4%. Sugar-free segment sales in the first quarter were approximately 50% of the energy drink category6.

Average SKUs per retailer increased in the first quarter of 2024 to 20.6 from 13.5 in the prior-year period7. TDPs for the quarter grew 55% year over year and 27% sequentially8.

We estimate that retailers’ spring shelf resets were approximately one-third complete as of March 31, and once concluded, we are expecting our best shelf space gains in company history. The importance of these space increases and placement improvements cannot be overstated. The visual impact of multiple, full shelves of cold Celsius in convenience store coolers and on grocery shelves is a powerful in-store billboard and showcases more of the Celsius product portfolio. The full effect of shelf space gains is expected to be reflected in scanner data beginning in July 2024.

Growth Drivers
Club channel sales in the quarter ended March 31, 2024, increased 36% to $63.0 million compared to $46.5 million in the prior-year period.

Celsius sales on Amazon increased 30% in the quarter ended March 31, 2024, compared to the prior-year period, to approximately $28 million, and Celsius remained the #1 energy drink brand by dollar share9.

Case volume in the food service channel increased 186% year over year and grew 113% quarter over quarter. Approximately 12% of Celsius’ total sales to PepsiCo in the first quarter of 2024 was to the food service channel.

Innovation & Marketing
Sales of CELSIUS Essentials continue to exceed expectations and have reached 54.5% ACV and 4.1 average items sold per store10. CELSIUS Essentials were sold in more than 95,000 stores in the first quarter of 202411.

Celsius introduced new, refreshing 12-ounce flavors in the first quarter, including: CELSIUS Blue Razz Lemonade, CELSIUS Raspberry Peach, CELSIUS Astro Vibe, CELSIUS Galaxy Vibe, as well as new variety packs.

CELSIUS On The Go powders reached the #1 position in the energy powder category in the first quarter of 2024 and have increased category share by 1.7 points since January 2024 to 24%12.

Celsius hosted high-profile influencers and celebrities during the first weekend of the Coachella Valley Music & Arts Festival at the Celsius Cosmic Desert event featuring the Celsius Space Vibe Trilogy (CELSIUS Cosmic Vibe, CELSIUS Astro Vibe, CELSIUS Galaxy Vibe) with exclusive performances by artists T-Pain, Two Friends, DJ Xandra and more.

International Expansion
Sales in Canada began in the first quarter of 2024 and continue to exceed pre-launch expectations. Celsius’ share in the energy category in MULOC in Canada was 5.5% as of Feb. 29, 2024, according to Canadian NiQ data.

Celsius in the first quarter announced plans to expand its sales and distribution into Australia, France, Ireland, New Zealand and the United Kingdom in 2024. Sales in the UK and Ireland began in April through the fitness channel and in select gyms. Sales in Australia, France and New Zealand are expected to begin in the fourth quarter of this year with broadening reach throughout 2025.

6 Circana Total US MULOC RTD energy weekly sugar free dollar share from 4/11/21 – 3/31/24
7 Circana Total US MULOC L13W ended 3/31/24, RTD Energy
8 Circana Total US MULOC L13W ended 3/31/24, RTD Energy
9 Stackline Total US Energy Drink Category L14W ended 3/30/24
10 Circana Total US MULOC L4W ended 3/24/24, RTD Energy
11 Circana Total US MULOC L4W ended 3/24/24, RTD Energy
12Circana Total US MULOC L4W ended 3/24/24, Energy Powders

CONFERENCE CALL
Conference Call
Management will host a conference call and webcast at 10 a.m. EDT on Tuesday, May 7, 2024, to discuss the company’s first quarter results with the investment community. All participants must pre-register to join the Celsius Holdings, Inc. First Quarter 2024 Earnings Conference Call using the participant registration link https://registrations.events/direct/Q4I739144810. A unique registration ID and access details will be provided after registration.

Participants who do not pre-register online may dial in using the phone numbers below and request conference ID 73914 or the Celsius Holdings, Inc. First Quarter 2024 Earnings Conference Call for admittance into the conference.

USA / International Toll +1 (646) 307-1963
USA - Toll-Free (800) 715-9871
Canada - Toronto (647) 932-3411
Canada - Toll-Free (800) 715-9871

Webcast
Participants who wish to join the Celsius Holdings, Inc. First Quarter 2024 Earnings Webcast must register at https://events.q4inc.com/attendee/221116293

Replay of the conference can be accessed through the webcast link
https://events.q4inc.com/attendee/221116293

About Celsius Holdings, Inc.
Celsius Holdings, Inc. (Nasdaq: CELH) is the maker of energy drink brand CELSIUS®, a lifestyle energy drink born in fitness and a pioneer in the rapidly growing energy category. For more information, please visit www.celsiusholdings.com.

Contacts
Paul Wiseman
Investor Contact: investorrelations@celsius.com
Press Contact: press@celsius.com

Forward-Looking Statements
This press release contains statements that are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings’ future results of operations or financial position, or state other forward-looking information. You can identify these statements by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would”, ”could”, ”project”, ”plan”, “potential”, ”designed”, “seek”, “target”, and variations of these terms, the negatives of such terms and similar expressions. You should not rely on forward-looking statements because Celsius Holdings’ actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include but are not limited to: the strategic investment by any long term partnership with PepsiCo, Inc.; management’s plans and objectives for international expansion and future operations globally; general economic and business conditions; our business strategy for expanding our presence in our industry; our expectations of revenue; operating costs and profitability; our expectations regarding our strategy and investments; our expectations regarding our business, including market opportunity, consumer demand and our competitive advantage; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; the Company’s ability to satisfy, in a timely manner, all Securities and Exchange Commission (the “SEC”) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; and other risks and uncertainties discussed in the reports Celsius Holdings has filed previously with the SEC, such as its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date the statements were made. Celsius Holdings does not undertake any obligation to update forward-looking information, except to the extent required by applicable law.

CELSIUS HOLDINGS, INC. - FINANCIAL TABLES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$879,498	$755,981
Accounts receivable-net	200,117	183,703
Note receivable-current-net	2,259	2,318
Inventories-net	197,504	229,275
Prepaid expenses and other current assets	21,523	19,503
Deferred other costs-current	14,124	14,124
Total current assets	1,315,025	1,204,904

Property and equipment-net	28,350	24,868
Deferred tax assets	22,437	29,518
Right of use assets-operating leases	1,688	1,957
Right of use assets-finance leases	263	208
Other long-term assets	7,963	291
Deferred other costs-non-current	244,807	248,338
Intangibles-net	11,741	12,139
Goodwill	13,866	14,173
Total Assets	$1,646,140	$1,536,396

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$40,196	$42,840
Accrued expenses	63,871	62,120
Income taxes payable	58,619	50,424
Accrued promotional allowance	129,201	99,787
Lease liability obligation-operating leases	821	980
Lease liability obligation-finance leases	61	59
Deferred revenue-current	9,513	9,513
Other current liabilities	12,987	10,890
Total current liabilities	315,269	276,613

Lease liability obligation-operating leases	850	955
Lease liability obligation-finance leases	245	193
Deferred tax liability	2,248	2,880
Deferred revenue-non-current	164,849	167,227
Total Liabilities	483,461	447,868

Commitment and contingencies

Mezzanine Equity:
Series A convertible preferred shares, $0.001 par value, 5% cumulative dividends; 1,466,666 shares issued and outstanding at each of March 31, 2024 and December 31, 2023, aggregate liquidation preference of $550,000 as of March 31, 2024 and December 31, 2023.	824,488	824,488

Stockholders’ Equity:
Common stock, $0.001 par value; 300,000,000 shares authorized, 233,070,146 and 231,787,482 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively.	78	77
Additional paid-in capital	281,247	276,717
Accumulated other comprehensive loss	(2,055)	(701)
Retained earnings (accumulated deficit)	58,921	(12,053)
Total Stockholders’ Equity	338,191	264,040
Total Liabilities, Mezzanine Equity and Stockholders’ Equity	$1,646,140	$1,536,396

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended March 31,
	2024	2023
Revenue	$355,708	$259,939
Cost of revenue	173,501	146,121
Gross profit	182,207	113,818
Selling, general and administrative expenses	99,017	68,905

Income (loss) from operations	83,190	44,913

Other income (expense):

Interest income on note receivable	28	45
Interest income	9,612	4,924
Foreign exchange loss	(369)	(118)
Total other income	9,271	4,851

Net income before income taxes	92,461	49,764

Income tax expense	(14,650)	(8,537)

Net income	$77,811	$41,227

Dividends on Series A preferred shares	(6,837)	(6,781)
Income allocated to participating preferred shares	(6,128)	(2,934)
Net income attributable to common stockholders	$64,846	$31,512

Other comprehensive income (loss):
Foreign currency translation (loss) gain, net of income tax	(1,354)	594
Comprehensive income (loss)	$63,492	$32,106

*Earnings per share:
Basic	$0.28	$0.14
Dilutive	$0.27	$0.13

*Please refer to Note 3 in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2024, for Earnings per Share reconciliations.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation of GAAP net income to non-GAAP adjusted EBITDA

	Three months ended March 31,
	2024	2023
Net income (GAAP measure)	$77,811	$41,227
Add back/(Deduct):
Net interest income	(9,640)	(4,969)
Income tax expense	14,650	8,537
Depreciation and amortization expense	1,229	549
Non-GAAP EBITDA	84,050	45,344
Stock-based compensation[1]	3,563	5,507
Foreign exchange	369	118
Distributor Termination[2]	—	(2,234)
Non-GAAP Adjusted EBITDA	$87,982	$48,735
a13
b14

113Selling, general and administrative expenses related to employee non-cash stock-based compensation expense. Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees and directors. The Company believes that the exclusion provides a more accurate comparison of operating results and is useful to investors to understand the impact that stock-based compensation expense has on its operating results.
214 2023 distributor termination represents reversals of accrued termination payments. The unused funds designated for termination expense payments to legacy distributors were reimbursed to Pepsi for the quarter ended June 30, 2023.

USE OF NON-GAAP MEASURES

Celsius defines Adjusted EBITDA as net income before net interest income, income tax expense (benefit), and depreciation and amortization expense, further adjusted by excluding stock-based compensation expense, foreign exchange gains or losses, distributor termination fees, legal settlement costs and certain impairment charges. Adjusted EBITDA is a non-GAAP financial measure.

Celsius uses Adjusted EBITDA for operational and financial decision-making and believes these measures are useful in evaluating its performance because they eliminate certain items that management does not consider indicators of Celsius’ operating performance. Adjusted EBITDA may also be used by many of Celsius’ investors, securities analysts, and other interested parties in evaluating its operational and financial performance across reporting periods. Celsius believes that the presentation of Adjusted EBITDA provides useful information to investors by allowing an understanding of measures that it uses internally for operational decision-making, budgeting and assessing operating performance.

Adjusted EBITDA is not a recognized term under GAAP and should not be considered as a substitute for net income or any other financial measure presented in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of Celsius’ results as reported under GAAP. Celsius strongly encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Because non-GAAP financial measures are not standardized, Adjusted EBITDA, as defined by Celsius, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare Celsius’ use of these non-GAAP financial measures with those used by other companies.